Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Penson Worldwide, Inc.
Dallas, Texas
We hereby consent to the incorporation by reference in the Form S-3 constituting a part of this Registration Statement of our reports dated March 12, 2009, relating to the consolidated financial statements and the effectiveness of Penson Worldwide, Inc.’s internal control over financial reporting appearing in Penson Worldwide, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008.
We also consent to the reference to us under the caption “Experts” in the Form S-3.
/s/ BDO Seidman, LLP

BDO Seidman, LLP
Dallas, Texas
November 18, 2009